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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22317, 333-48909, 333-66435 and 333-66437)
of EarthLink Network, Inc. of our report dated February 16, 1999, except as to Note 14, which is as of February 24, 1999, appearing on page F-2 of EarthLink Network, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

Century City, California
March 30, 1999